Exhibit 10.8

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2010 (the “Effective Date”), by and between Yew Bio-Pharm Group, Ltd. (individually “YBP” and collectively with its wholly-owned subsidiaries, the “Company”) and Richard Lo (the “Consultant”). The parties (collectively, the “Parties”) hereto hereby agree as follows:

1. TERMINATION OF EMPLOYMENT AGREEMENT.

This Agreement replaces that certain Employment Agreement dated January 25, 2010 (the “Employment Agreement”), which Employment Agreement is terminated ab initio.

2. SERVICES.

(a) Engagement. YBP hereby engages the Consultant, and the Consultant accepts such engagement, on a non-exclusive basis during the Term (as defined in Section 5) to provide certain financial and business advice to and undertake specific consulting projects for the Company (the “Services”).

(b) General Services. The Consultant shall be responsible primarily for making introductions of service providers and providing general advice about strategies for the Company to go public in the United States and to raise capital (collectively, the “Transactions”).

(c) Additional Services. The Consultant shall also undertake such additional services from time to time, on such terms, as the Company and he may agree.

3. COMPENSATION.

(a) Consultant’s Fee. For any and all Services provided by the Consultant in connection with the Transactions, the Company agrees to pay the Consultant a fee (the “Fee”), in the following amounts:

(i) $20,000 cash; and

(ii) 500,000 shares of YBP’s common stock (the “Shares”).

(b) Payment. The Consultant acknowledges prior receipt of the cash component of the Fee. The Parties acknowledge and agree that YBP will issue a stock certificate to the Consultant as reasonably promptly as practicable after YBP has received all necessary and appropriate documentation from the Consultant, including without limitation a subscription agreement (the “Subscription Agreement”) in form and substance satisfactory to YBP.

(c) Limitation. The Fee provided for herein shall be in lieu of any amounts previously agreed between the Parties pursuant to the Employment Agreement or otherwise. The Consultant hereby expressly waives his right to receive any compensation other than the compensation provided for in Section 2(b) with respect to the Services provided by him in connection with the Transactions.

(d) Taxes. The Consultant shall be solely responsible for determining the tax consequences of his receipt of the Fee and shall be solely responsible for the payment of any and all taxes due in connection with the Fee earned by him under this Agreement.

4. EXPENSES. All out-of-pocket expenses (e.g. food, travel, lodging) incurred by the Consultant in connection with the Consultant’s performance of the Services under this Agreement shall be reimbursed by the Company to the Consultant, provided that the Consultant has received prior written consent therefor.

5. TERM. The term (the “Term”) of this Agreement shall commence on the Effective Date and shall expire on the first to occur of (a) written notice by one party of a material breach of this Agreement or the NDA (defined in Section 7) by the other party; (b) a transaction or series of transactions resulting in a change of control of either the Company or the Consultant; (c) the bankruptcy or insolvency, the appointment of a receiver, or an assignment for the benefit of creditors, of, by or for either the Company or the Consultant; or (d) June 30, 2011.

6. RELATIONSHIP OF THE PARTIES. The Consultant’s relationship with the Company is that of an independent contractor and nothing in this Agreement is intended, or shall be construed, to create an employer-employee relationship, partnership, agency, joint venture, employment or fiduciary relationship. No part of the Consultant’s Fee will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes, or similar taxes under the laws of the United States, or any other country or territory, or any State or any political subdivision thereof.

7. CONFIDENTIALITY. As further inducement for YBP to enter into this Agreement, the Parties agree to execute a Non-Disclosure Agreement (the “NDA”) in the form attached hereto as Exhibit “A” and incorporated herein by this reference.

8. SECURITIES MATTERS. The Shares shall not be issued to the Consultant without full compliance with all Federal and applicable state securities laws. The Consultant will be required to complete a Subscription Agreement and such other documentation provided and requested by YBP. Among other things, the Consultant acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, and the Shares may not be sold without registration or an exemption therefrom. Any certificate evidencing the Shares will bear a restrictive legend to such effect.

9. INSIDER TRADING. The Parties acknowledge and agree that the Consultant will be in possession of material non-public information about the Company in connection with the Services being performed under this Agreement. The Consultant covenants and agrees that he will effect transactions in the securities of the Company only (i) in accordance with the Company’s insider trading policy (an “ITP”), if any, a copy of which he agrees to execute if provided to him; and (ii) in the absence of an ITP, only upon prior consultation with the Company’s securities counsel.

10. INDEMNIFICATION. The Consultant, on one hand, and the Company, on the other hand, shall indemnify, defend and hold harmless the other, each of their affiliated and parent companies, and their respective officers, directors, employees, attorneys and agents harmless from suits, actions, damages, liability, losses, expenses and causes of action of every nature whatsoever arising from or related to (a) any breach of any representation warranty or covenant made by such Party, (b) the services to be performed by such Party pursuant to this Agreement, and/or (c) the negligence or willful misconduct of such Party.

11. MISCELLANEOUS.

(a) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:	Yew Bio-Pharm Group, Inc.
294 Powerbilt Avenue
Las Vegas, Nevada 89148
Attention: Wang Zhi Guo

With a copy to:	Lance Jon Kimmel, Esq.
SEC Law Firm
11693 San Vicente Boulevard
Suite 357
Los Angeles, California 90049

If to the Consultant:	Richard Lo
1671 Kingspoint Dr.
Walnut, CA91789

Either Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, fax, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(b) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and supersedes all previous writing and communications regarding the subject matter hereof.

(c) Amendment and Waiver. This Agreement shall not be amended or modified except by an instrument signed by the Party against whom enforcement is sought.

(d) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(e) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and assigns, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof. This Agreement may not be assigned by the Consultant without the prior written consent of the Company; except that the Consultant shall have the right to assign this Agreement to any entity which is controlled by the Consultant and provided, further, that the Consultant shall be the sole party responsible for providing the Services hereunder.

(f) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without resort to principles of conflict of laws.

(h) Arbitration. Any controversy between or among the Parties involving any claim arising out of or relating to this Agreement or the other agreements or documents contemplated herein shall be finally settled by arbitration in Clark County, Nevada, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator shall have the power to issue any award, judgment, decree or order of relief that a court of law or equity could issue under such applicable law and any such award, judgment, decree or order of relief shall be in compliance with California law.

(i) Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to actual attorneys’ fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

(j) Chinese Version of Agreement. This Agreement may be translated into Chinese as an accommodation. In the event of any conflict between any provision of the English and Chinese language versions of this Agreement, the provisions of the English language version shall govern.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

YEW BIO-PHARM GROUP, INC. (“Company”)

By	/s/ Zhi Guo Wang
Name:	Zhi Guo Wang
Title:	President

RICHARD LO (“Consultant”)

/s/ Richard Lo
Richard Lo

Exhibit “A”

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (this “NDA”) dated as of November 1, 2010 is entered into by and between Yew Bio-Pharm Group, Inc. (“YBP” and, together with its wholly-owned subsidiaries, the “Company”) and Richard Lo (the “Recipient”), and sets forth the terms and conditions on which the Company is willing to disclose certain material non-public information about the Company to the Consultant. All terms not defined herein shall have the meanings assigned to them in that certain Consultant Agreement dated of even date herewith (the “Agreement”).

1. Purpose. The Recipient is being retained pursuant to the Agreement to provide certain Services during the Term. In connection therewith, the Company will disclose to the Recipient certain confidential financial and other business information which the Company requires the Recipient to treat as confidential.

2. “Confidential Information” means any information disclosed to the Recipient by the Company, either directly or indirectly in writing, orally or by inspection of tangible objects, including without limitation documents, prototypes, and historical and forecasted financial information. Confidential Information may also include information disclosed to the Company by third parties. Confidential Information shall not, however, include any information which The Recipient can establish by written documentation (i) was publicly known and made generally available in the public domain prior to the time of disclosure to the Recipient by the Company; (ii) becomes publicly known and made generally available after disclosure to the Recipient by the Company through no action or inaction of the Recipient; (iii) is in the possession of the Recipient, without confidentiality restrictions, at the time of disclosure by the Company as shown by the Recipient’s files and records immediately prior to the time of disclosure; (iv) is developed independently of the Confidential Information, as shown by written records prepared contemporaneously with such independent development; or (v) is disclosed pursuant to the requirement of a government agency or judicial body having jurisdiction over the Recipient.

3. Non-Use and Nondisclosure. The Recipient agrees not to use any Confidential Information for any purpose except to provide the Services under the Agreement. The Recipient agrees not to disclose any Confidential Information to third parties or to employees or agents of the Recipient, except to those employees or agents who are required to have such information in order to assist the Recipient provide the Services under the Agreement. The Recipient agrees to cause each third party receiving any Confidential Information to enter into a separate non-disclosure agreement with the Company prior to any disclosure by the Recipient of Confidential Information to such other persons.

4. Maintenance of Confidentiality. The Recipient agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, the Recipient shall take at least those measures that the Recipient takes to protect its own confidential information of a similar nature. The Recipient shall immediately notify the Company in the event of any unauthorized use or disclosure of the Confidential Information.

5. Return of Materials. All documents and other tangible objects containing or representing Confidential Information which are in the possession of the Recipient shall be and remain the property of the Company and shall be promptly returned to the Company upon request upon the termination of the Agreement or at any other time.

6. No License. Nothing in this NDA is intended to grant any rights to the Recipient under any patent, copyright or other proprietary rights of the Company, nor shall this NDA grant the Recipient any rights in or to Confidential Information except as expressly set forth herein.

7. Term. This NDA shall survive until such time as all Confidential Information disclosed hereunder becomes publicly known and made generally available through no action or inaction of the Recipient.

8. Remedies. The Recipient agrees that any violation or threatened violation of this NDA will cause irreparable injury to the Company, entitling the Company to obtain injunctive relief in addition to all legal remedies.

9. Miscellaneous. This NDA shall bind and inure to the benefit of the parties hereto and their successors and assigns. This NDA shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles. This document contains the entire agreement between the parties with respect to the subject matter hereof. Any failure to enforce any provision of this NDA shall not constitute a waiver thereof or of any other provision hereof. This NDA may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.

IN WITNESS WHEREOF, YBP and the Recipient have executed or caused their duly authorized officers to execute this NDA as of the date first above written.

YEW BIO-PHARM GROUP, INC. (“YBP”)

By	/s/ Zhi Guo Wang
Name:	Zhi Guo Wang
Title:	President

RICHARD LO (“RECIPIENT”)

/s/ Richard Lo
Richard Lo